Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SERVICETITAN, INC. (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)	Fully Executed Version

ServiceTitan, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is ServiceTitan, Inc., that this corporation was originally incorporated pursuant to the General Corporation Law on June 8, 2007 under the name LinxLogic, Inc. The corporation amended the original Certificate of Incorporation by filing a Certificate of Amendment to the Certificate of Incorporation on June 30, 2014. The corporation further amended the Certificate of Incorporation by filing amended and restated certificates of incorporation on March 20, 2015, November 22,2016, October 16, 2017, February 23, 2018, November 9,2018, April 23,2020, March 25, 2021, June 28,2021, October 3,2022, and November 22, 2022.

2. That the Board of Directors of the Corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is ServiceTitan, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 92,630,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), (ii) 42,465,855 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), and (iii) 250,000 shares of Non-Convertible Preferred Stock, $0.001 par value per share (“Non-Convertible Preferred Stock”).

Pursuant to the authority conferred by this Article Fourth, the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Non-Convertible Preferred Stock are as stated and expressed in Exhibit A attached hereto and incorporated herein by reference. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of other capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock and the Non-Convertible Preferred Stock set forth herein and on Exhibit A attached hereto, respectively.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held as of the applicable record date for all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of capital stock of the Corporation that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

Fourteen Million Three Hundred Fifty Six Thousand Three (14,356,003) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” of which (i) Four Million Seven Hundred One Thousand Five Hundred Ninety Four (4,701,594) shares shall be designated as “Series A-l Preferred,” (ii) One Million Sixty Seven Thousand Three Hundred Nine (1,067,309) shares shall be designated as “Series A-2 Preferred Stock” and (iii) Eight Million Five Hundred Eighty Seven Thousand One Hundred (8,587,100) shares shall be designated as “Series A-3 Preferred,” Five Million Seven Hundred Seventy Four Thousand Six Hundred Twenty Three (5,774,623) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” Three Million Four Hundred Thirty Seven Thousand Four Hundred Forty One (3,437,441) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” Five Million Seven Hundred Four Thousand Five Hundred Fifty One (5,704,551) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock,” Two Million One Hundred Eighty Four Thousand Two Hundred Eighty Seven (2,184,287) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock”, Two Million Seven Hundred Ninety Five Thousand Two Hundred Sixty Six (2,795,266) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock”, Two Million Two Hundred Seven Thousand Three Hundred Forty (2,207,340) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series G Preferred Stock”, Five Million Six Hundred Four Thousand Three Hundred Eighteen (5,604,318) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series H Preferred Stock” and Four Hundred Two Thousand Twenty-Six (402,026) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series H-l Preferred Stock”, each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. The voting, dividend and liquidation rights of the holders of the Preferred Stock are subject to and qualified by the rights, powers and preferences of the holders of the Non-Convertible Preferred Stock set forth on Exhibit A attached hereto. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

1.1 Preferred Stock. In any calendar year, the holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the applicable Dividend Rate (as defined below) specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any dividend on Common Stock of the Corporation in such calendar year. No dividend shall be made with respect to the Common Stock unless dividends on the Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on the Preferred Stock have been paid or set aside for payment to the holders of Preferred Stock. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. The holders of each series of outstanding Preferred Stock can waive any dividend preference that the holders of such series shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of (i) in the case of each series of Preferred Stock other than the Series D Preferred Stock and Series G Preferred Stock, a majority of the shares of such series of Preferred Stock then outstanding (voting as a separate series, and on an as-converted basis), (ii) in the case of the Series D Preferred Stock, a Series D Investor Majority (as defined below) or (iii) in the case of the Series G Preferred Stock, a Series G Investor Majority (as defined below). For the purposes of this Subsection 1.1, the Series A-l Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock shall be treated as and deemed to be a single series. Payment of any dividends to holders of Preferred Stock shall be on a pro rata, pari passu basis. The “Dividend Rate” shall mean an annual rate of (i) $0.0090 per share for the Series A-l Preferred Stock, (ii) $0.0039 per share for the Series A-2 Preferred Stock, (iii) $0.1686 per share for the Series A-3 Preferred Stock, (iv) $0.4849 per share for the Series B Preferred Stock, (v) $1.1637 per share for the Series C Preferred Stock, (vi) $2.1036 per share for the Series D Preferred Stock, (vii) $2.7038 per share for the Series E Preferred Stock, (viii) $8.5859 per share for the Series F Preferred Stock, (ix) $9.5169 per share for the Series G Preferred Stock, (x) $6.7657 per share for the Series H Preferred Stock and (xi) $6.7657 per share for the Series H-l Preferred Stock (subject, in each case, to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or such series thereof).

1.2 Additional Dividends. After the payment or setting aside for payment of the dividends described in Subsection 1.1. any additional dividends (other than dividends on Common Stock payable solely in Common Stock) set aside or paid in any fiscal year shall be set aside or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective Conversion Ratio (as described in Subsection 4.1.1).

1.3 Non-Cash Distributions. Whenever a dividend provided for in this Section 1 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of each series of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of each series of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of

Common Stock by reason of their ownership thereof but after payment shall have been made to the holders of the Non-Convertible Preferred Stock pursuant to Subsection 3.1 of Exhibit A hereto, an amount per share equal to: (a) for all series of Preferred Stock other than the Series H Preferred Stock, the greater of (i) the Original Issue Price (as defined below) for such series of Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event; and (b) for each share of Series H Preferred Stock, the greater of (i) an amount equal to the Original Issue Price (as defined below) for the Series H Preferred Stock, accreting at a rate of eight percent (8%) per annum, accruing daily and compounding annually from the date of issuance of the applicable share of Series H Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series H Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up of the Corporation or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Preferred Stock Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1 (taking into account the payment to be made to the holders of the Non-Convertible Preferred Stock pursuant to Subsection 3.1 of Exhibit A hereto), the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Original Issue Price” shall be (i) with respect to the Series A-l Preferred Stock, $0.1124 per share, (ii) with respect to the Series A-2 Preferred Stock, $0.0484 per share, (iii) with respect to the Series A-3 Preferred Stock, $2.1081 per share, (iv) with respect to the Series B Preferred Stock, $6.0610 per share, (v) with respect to the Series C Preferred Stock, $14.5457 per share, (vi) with respect to the Series D Preferred Stock, $26.2948 per share, (vii) with respect to the Series E Preferred Stock, $33.7969 per share, (viii) with respect to the Series F Preferred Stock, $107.3234 per share, (ix) with respect to the Series G Preferred Stock, $ 118.9609 per share, (x) with respect to the Series H Preferred Stock, $84.5712 per share and(xi) with respect to the Series H-l Preferred Stock, $84.5712 per share (subject, in each case, to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Preferred Stock or such series thereof).

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (A) the holders of a majority of the outstanding shares of (i) the Series A Preferred Stock (for the purposes of this Subsection 2.3.1. the Series A-l Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock shall be treated as and deemed to be a single series), (ii) the Series B Preferred Stock and (iii) Series C Preferred Stock (voting together on an as-converted basis), (B) the holders of at least seventy five percent (75%) of the outstanding shares of Series D Preferred Stock (a “Series D Investor Majority”), (C) the holders of a majority of the outstanding shares of Series E Preferred Stock, (D) the holders of a majority of the outstanding shares of Series F Preferred Stock, (E) the holders of not less than two-thirds (66.66%) of the outstanding shares of Series G Preferred Stock (a “Series G Investor Majority”), (F) the holders of a majority of the outstanding shares of Series H Preferred Stock (a

“Series H Investor Majority”), (G) the holders of a majority of the outstanding shares of Series H-l Preferred Stock (a “Series H-l Investor Majority”) and (H) a Requisite NCPS Majority (as defined in Exhibit A) (in each case, voting as a separate class or series, and, in the case of the Preferred Stock, on an as-converted basis) elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (1) the sale, lease, transfer, exclusive license or other disposition,in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets or intellectual property of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise,and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets or intellectual property of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer,exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation or other definitive purchase agreement for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 and Subsections 3.1 and 3.2 of Exhibit A hereto.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), after payment shall have been made to the holders of the Non-Convertible Preferred Stock pursuant to Subsection 3.3 of Exhibit A hereto, on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Preferred Stock Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds (taking into account the payment to be made to the holders of the Non-Convertible Preferred Stock pursuant to Subsection 3.3 of Exhibit A hereto) are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders and after having redeemed any shares of Non-Convertible Preferred Stock to the extent required pursuant to Subsection 3.3 of Exhibit A hereto. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b). the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except (1) to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business and (2) pursuant to Subsection 3.3 of Exhibit A hereto.

2.3.3 Amount of Deemed Paid or Distributed. If the amount deemed paid or distributed under this Subsection 2 or Subsection 3 of Exhibit A hereto is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(a) For securities not subject to investment letters or other similar restrictions on free marketability,

(i)

if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30)day period ending three (3) days prior to the closing of such transaction;

(ii)

if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the closing of such transaction; or

(iii)	if there is no active public market, the value shall be the fair market value there of, as determined in good faith by the Board of Directors.

(b) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a tockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to clause(a) above so as to reflect the approximate fair market value thereof.

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i). if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not

Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 and Subsections 3.1 and 3.2 of Exhibit A hereto as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 and Subsections 3.1 and 3.2 of Exhibit A hereto after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4. consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”), the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”) and the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director” and, together with the Series A Director, the Series B Director and the Series C Director, the “Preferred Directors”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2. then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series H-l Preferred Stock), exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation (other than, for the avoidance of doubt, the NCPS Director, who shall be elected, if at all, in accordance with Subsection 4.2 of Exhibit A hereto). At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2. a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3 Preferred Stock Protective Provisions.

3.3.1 Preferred Stock Generally. At any time when any shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

(a) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock ranking pari passu with or senior to all existing Preferred Stock (“New Preferred”) with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends (it being understood that any New Preferred so created, authorized, issued or which the Corporation is obligated to issue shall be deemed not to adversely affect the powers, preferences or rights of any series of Preferred Stock so as to require the consent of such series of Preferred Stock pursuant to Subsections 3.3.2 through 3.3.10);

(b) liquidate, dissolve or wind-up the business and affairs of the Corporation or effect any Deemed Liquidation Event;

(c) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation (or convertible debt or securities convertible into shares of capital stock of the Corporation) other than (i) repurchases or redemptions of Non-Convertible Preferred Stock pursuant to Subsection 5 of Exhibit A hereto, (ii) dividends or distributions on the Non-Convertible Preferred Stock as expressly authorized herein, (iii) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (iv) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (v) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, (vi) repurchases, or deemed repurchases, of stock in connection with the net settlement, cashless exercise or other share withholding by the Corporation in relation to the award, vesting, settlement, exercise, exchange or termination of equity awards of the Corporation, or (vii) as approved by the Board of Directors, including the approval of one of the Preferred Directors;

(d) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets or intellectual property of such subsidiary;

(e) enter into any transaction between or among the Corporation, on the one hand, and any director, officer, or members of the family of any such persons, on the other hand, except for transactions with employees related to such persons’ employment in the ordinary course of business and except for transactions approved by the Board of Directors, including the approval of one of the Preferred Directors;

(f) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $10,000,000, unless the same has been approved by the Board of Directors, including the approval of the Preferred Directors;

(g) increase or decrease the authorized number of directors constituting the Board of Directors (other than pursuant to Subsection 4.2 of Exhibit A hereto); or

(h) cause or permit any of its subsidiaries to, sell, issue, sponsor,create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively,“Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, orthrough the issuance of any instrument convertible into or exchangeable for Tokens, except where such Tokens are issued for operational use in connection with the Corporation’s services and not for capital raising purposes.

3.3.2 Series A Preferred Stock. At any time when any shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect. For the purposes of this Subsection 3.3.2, the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred stock shall be treated as and deemed to be a single series.

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation (the “Bylaws”) in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock (or any series thereof); (i) except for New Preferred issued in accordance with Subsection 3.3.1(a) above, create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends or (ii) increase the authorized number of shares of Series A Preferred Stock (or any series thereof); or

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege.

3.3.3 Series B Preferred Stock. At any time when any shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment,merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting,consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock; (i) except for New Preferred issued in accordance with Subsection 3.3.1(a) above, create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends or (ii) increase the authorized number of shares of Series B Preferred Stock; or

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock in respect of any such right, preference or privilege.

3.3.4 Series C Preferred Stock. At any time when any shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment,merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting,consenting or voting (as the case may be) separately as a class, and any such act or transaction entered in to without such consent or vote shall be null and void ab initio, and of no force or effect.

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock; (i) except for New Preferred issued in accordance with Subsection 3.3.1(a) above, create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends or (ii) increase the authorized number of shares of Series C Preferred Stock; or

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege.

3.3.5 Series D Preferred Stock. At any time when any shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment,merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of a Series D Investor Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void abinitio, and of no force or effect.

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock; (i) except for New Preferred issued in accordance with Subsection 3.3.1(a) above, create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends or (ii) increase the authorized number of shares of Series D Preferred Stock;

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock in respect of any such right, preference or privilege.

3.3.6 Series E Preferred Stock. At any time when any shares of Series E Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment,merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting,consenting or voting (as the case may be) separately as a class, and any such act or transaction entered in to without such consent or vote shall be null and void ab initio, and of no force or effect.

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series E Preferred Stock; (i) except for New Preferred issued in accordance with Subsection 3.3.1(a) above, create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends or (ii) increase the authorized number of shares of Series E Preferred Stock; or

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series E Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series E Preferred Stock in respect of any such right, preference or privilege.

3.3.7 Series F Preferred Stock. At any time when any shares of Series F Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment,merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, given in writing or by vote at a meeting,consenting or voting (as the case may be) separately as a class, and any such act or transaction entered in to without such consent or vote shall be null and void ab initio, and of no force or effect.

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series F Preferred Stock; (i) except for New Preferred issued in accordance with Subsection 3.3.1(a) above, create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series F Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends or (ii) increase the authorized number of shares of Series F Preferred Stock; or

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series F Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series F Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series F Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series F Preferred Stock in respect of any such right, preference or privilege.

3.3.8 Series G Preferred Stock. At any time when any shares of Series G Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment,merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Series G Investor Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

(a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series G Preferred Stock; (i) except for New Preferred issued in accordance with Subsection 3.3.1(a) above, create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series G Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends or (ii) increase the authorized number of shares of Series G Preferred Stock; or

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series G Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series G Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series G Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series G Preferred Stock in respect of any such right, preference or privilege.

3.3.9 Series H Preferred Stock. At any time when any shares of Series H Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment,merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of a Series H Investor Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series H Preferred Stock; (ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series H Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends, except for New Preferred issued in accordance with Subsection 3.3.1(a) above; or (iii) increase the authorized number of shares of Series H Preferred Stock; or

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series H Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series H Preferred Stock in respect of any such right, preference, or privilege; or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series H Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series H Preferred Stock in respect of any such right, preference or privilege.

3.3.10 Series H-l Preferred Stock. At any time when any shares of Series H-l Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment,merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of a Series H-1 Investor Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series H-I Preferred Stock; (ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series H-l Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends, except for New Preferred issued in accordance with Subsection 3.3.1(a) above; or (iii) increase the authorized number of shares of Series H-l Preferred Stock; or

(b) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series H-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series H-l Preferred Stock in respect of any such right, preference, or privilege; or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series H-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series H-l Preferred Stock in respect of any such right, preference or privilege.

3.4 Actions Authorized under Exhibit A. Notwithstanding anything to the contrary in the Certificate of Incorporation, the consent or affirmative vote of the holders of Common Stock or any class or series of Preferred Stock (in their capacities as such) shall not be required for the Corporation or any subsidiary to undertake, and such holders of capital stock of the Corporation hereby waive any rights, powers or remedies under the General Corporation Law applicable to any action or transaction expressly authorized pursuant to Section 2, Section 3, Section 4.1, Section 4.2 or Section 5 of Exhibit A hereto.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the Conversion Price (as defined below) in effect for such series at the time of conversion (the “Conversion Ratio”). The “Conversion Price” shall, as of immediately prior to the Series H-l Original Issue Date (as defined below), be equal to (i) in the case of the Series A-l Preferred Stock, $0.1124, (ii) in the case of the Series A-2 Preferred Stock, $0.0484, (iii) in the case of the Series A-3 Preferred Stock, $2.1081, (iv) in the case of the Series B Preferred Stock, $6.0610, (v) in the case of the Series C Preferred Stock, $14.5457, (vi) in the case of the Series D Preferred Stock, $26.2948, (vii) in the case of the Series E Preferred Stock, $33.7969, (viii) in the case of the Series F Preferred Stock, $105.1827, (ix) in the case of the Series G Preferred Stock, $115.9078, (x) in the case of the Series H Preferred Stock, $84.5712, and (xi) in the case of the Series H-l Preferred Stock, $84.5712. Each such Conversion Price, and the Conversion Ratio at which shares of each applicable series of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Preferred Stock represented by any surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series H-1 Original Issue Date” shall mean the date on which the first share of Series H-1 Preferred Stock is issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series H-1 Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5,4.6,4.7 or 4.8;

(iii)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;

(iv)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)

shares of Common Stock, Options or Convertible Securities, other than for primarily equity financing purposes, issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors, including one of the Preferred Directors;

(vi)

shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, including one of the Preferred Directors;

(vii)

shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors, including one of the Preferred Directors;

(viii)

shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research,collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors,including one of the Preferred Directors; or

(ix)

shares of Common Stock issued or deemed issued pursuant to Subsection 4.4.3 as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Subsection 4.4.4.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price applicable to a given series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of (i) in the case of each series of Preferred Stock other than the Series D Preferred Stock and Series G

Preferred Stock, a majority of the then outstanding shares of such series of Preferred Stock, (ii) in the case of the Series D Preferred Stock, a Series D Investor Majority, or (iii) in the case of the Series G Preferred Stock, a Series G Investor Majority, in each case agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. For the purposes of this Subsection 4.4.2, the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred stock shall be treated as and deemed to be a single series.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series H-1 Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close ofbusiness on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price for a given series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price as computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing such Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price for a given series of Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series H-1 Original Issue Date), are revised after the Series H-1 Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2)

any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price for a particular series of Preferred Stock pursuant to the terms of Subsection 4.4.4, such Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price for a particular series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time or from time to time after the Series H-1 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price in effect for a particular series of Preferred Stock immediately prior to such issue, then the Conversion Price for such series shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A+ B) ÷ (A+ C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price in effect for such series of Preferred Stock immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the Conversion Price in effect for such series of Preferred Stock immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price for a particular series of Preferred Stock pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series H-1 Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series H-1 Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series H-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4. 7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series H-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one such share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price applicable to each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9 Adjustment of Series H Preferred Stock Upon IPO. In lieu of the adjustments of the Conversion Price set forth elsewhere in this Section 4, solely with respect to the Series H Preferred Stock, and solely in the event of an IPO (as defined below) in which the shares of Series H Preferred Stock are to be converted into Common Stock:

4.9.1 If (a) the IPO is priced on or before May 22, 2024 and (b) the initial price per share of Common Stock offered to the public in the IPO (the “Public Share Price”) is less than the Conversion Price for the Series H Preferred Stock (before giving effect to any adjustment pursuant to this Subsection 4.9 .1), then immediately prior to the conversion of the Series H Preferred Stock into Common Stock in the IPO, the Conversion Price for the Series H Preferred Stock shall be reduced to an amount equal to the Public Share Price; or

4.9.2 If (a) the IPO is priced after May 22, 2024 and (b) the Public Share Price is less than the Ratchet Adjustment Denominator (as defined below), then, immediately prior to the conversion of the Series H Preferred Stock into Common Stock in the IPO, the Conversion Price for the Series H Preferred Stock shall be reduced to an amount equal to the product of(a) the Public Share Price, multiplied by (b) a fraction, the numerator of which is the Conversion Price (before giving effect to any adjustment pursuant to this Subsection 4.9.2), and the denominator of which is the Ratchet Adjustment Denominator. For purposes of this Subsection 4.9.2, “Ratchet Adjustment Denominator” means an amount equal to the Conversion Price for the Series H Preferred Stock (before giving effect to any adjustment pursuant to this Subsection 4.9.2), accreting at a rate of eleven percent (11%) per annum, accruing daily and compounding quarterly from and after May 22, 2024.

4.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price applicable to a particular series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.11 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten

(10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events.

5.1.1 Immediately prior to the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100 million of aggregate gross proceeds to the Corporation (“IPO”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation. For the avoidance of doubt, the shares of Non-Convertible Preferred Stock shall not automatically convert into shares of Common Stock upon an IPO pursuant to this Subsection 5.1.1.

5.1.2 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.3 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock, (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.4 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock, (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.5 Upon the date and time, or the occurrence of an event, specified by vote or written consent of a Series D Investor Majority, (i) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.6 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series E Preferred Stock, (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.7 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series F Preferred Stock, (i) all outstanding shares of Series F Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.8 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the Series G Investor Majority, (i) all outstanding shares of Series G Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.9 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the Series H Investor Majority, (i) all outstanding shares of Series H Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.10 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the Series H-1 Investor Majority, (i) all outstanding shares of Series H-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Ratio as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.1.11 The time of the closing of the offering described in Subsection 5.1.1 or the date and time specified in or the time of the event specified in such vote or written consent in Subsection 5.1.2, 5.1.3, 5.1.4, 5.1.5, 5.1.6, 5.1.7, 5.1.8, 5.1.9 or 5.1.10 is referred to herein as the “Mandatory Conversion Time”.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock (or a particular series of Preferred Stock) pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of such shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for affected Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

7. Waiver. Except as expressly provided herein, any of the rights, powers, preferences and other terms of a particular series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of (a) in the case of each series of Preferred Stock other than the Series D Preferred Stock and Series G Preferred Stock, a majority of the shares of such series of Preferred Stock then outstanding, (b) in the case of the Series D Preferred Stock, a Series D Investor Majority, or (c) in the case of the Series G Preferred Stock, a Series G Investor Majority. Except as expressly provided, any of the rights, powers, preferences and other terms of (i) the Preferred Stock generally or (ii) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series H-1 Preferred Stock collectively as a class may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Preferred Stock then outstanding, on an as converted basis. For the purposes of this Subsection 7, the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred stock shall be treated as and deemed to be a single series.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

NINTH: To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH: For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Certificate of Incorporation from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors or in connection with any other repurchase approved by the Board of Directors, including at least one of the Preferred Directors (in addition to any other consent required under this Certificate of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount’’ (as those terms are defined therein) shall be deemed to be zero (0).

*  *  *

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on July 26, 2023.

By:	/s/ Vahe Kuzoyan
Vahe Kuzoyan, President

Signature Page to Amended and Restated Certificate of Incorporation

NON-CONVERTIBLE PREFERRED STOCK

The Non-Convertible Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. For the avoidance of doubt, the holders of the Non-Convertible Preferred Stock are intended third-party beneficiaries of any other provisions of the Certificate of Incorporation that relate to the Non-Convertible Preferred Stock, including without limitation Subsections 2.3.2 and 2.3.4 of Part B of Article Fourth. Unless otherwise indicated, references to “sections” or “subsections” in this Exhibit A refer to sections and subsections of Exhibit A.

1. Definitions. For the purposes of this Exhibit A, the following definitions shall apply:

1.1 “Accrued Dividends” means, as of any date, with respect to any share of Non-Convertible Preferred Stock, all dividends that have accrued on such share pursuant to Subsection 2.1, whether or not declared, but that have not, as of such date, been paid.

1.2 “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including without limitation any general partner, managing member, officer or director of such person or any venture capital fund, investment fund, managed account or other investment vehicle now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company or investment adviser with, such person.

1.3 “Base Amount” means, with respect to any share of Non-Convertible Preferred Stock, as of any date of determination, the sum of (i) the NCPS Liquidation Preference, and (ii) the Base Amount Accrued Dividends with respect to such share as of such date.

1.4 “Base Amount Accrued Dividends” means, with respect to any share of Non-Convertible Preferred Stock, as of any date of determination, (i) if a Dividend Payment Date has occurred since the Original NCPS Issuance Date, the Accrued Dividends with respect to such share as of the Dividend Payment Date immediately preceding such date of determination (taking into account the payment of dividends, if any, on or with respect to such Dividend Payment Date) or (ii) if no Dividend Payment Date has occurred since the Original NCPS Issuance Date, zero.

1.5 “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

1.6 “Coatue” means Coatue Tactical Solutions PS Holdings AIV I LP and its Affiliates.

1.7 “Default” means, with respect to any share of Non-Convertible Preferred Stock, the failure to pay any dividends on such share as and when required pursuant to Subsection 2.2.

1.8 “Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided, that, if any such Dividend Payment Date is not a Business Day, then the applicable dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest or additional accrual (other than any such accrual that is payable on the subsequent Dividend Payment Date).

1.9 “Dividend Payment Period” means, with respect to any share of Non-Convertible Preferred Stock, the period from and including the Original NCPS Issuance Date to but excluding the next Dividend Payment Date and, subsequently, in each case, the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date.

Exhibit A - 1

1.10 “Dragoneer” means Saturn FD Holdings, LP and its Affiliates.

1.11 “Implied Quarterly Dividend Amount” means, with respect to any share of Non-Convertible Preferred Stock, as of any date, the product of (i) the Base Amount of such share on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Original NCPS Issuance Date) multiplied by (ii) one fourth of the NCPS Dividend Rate applicable on such date.

1.12 “NCPS Dividend Rate” means (i) from and including the Original NCPS Issuance Date to but excluding the date of the fifth (5th) anniversary of the Original NCPS Issuance Date, 10% per annum, (ii) from and including the date of the fifth (5th) anniversary of the Original NCPS Issuance Date to but excluding the date of the sixth (6th) anniversary of the Original NCPS Issuance Date, 15% per annum, and (iii) from and after the date of the sixth (6th) anniversary of the Original NCPS Issuance Date, 20% per annum; provided that, in the event of a Default, the applicable NCPS Dividend Rate as set forth in clause (i), (ii) or (iii), as applicable, shall be increased by two percent (2%) per annum for the period commencing on the date of the Default and terminating on the date on which such Default has been cured.

1.13 “NCPS Lead Investors” means Coatue and Dragoneer.

1.14 “NCPS Liquidation Preference” means, with respect to any share of Non-Convertible Preferred Stock, as of any date of determination, an amount equal to the Original NCPS Issue Price as adjusted pursuant to Subsection 2.2.

1.15 “Original NCPS Issuance Date” means the date on which the first share of Non-Convertible Preferred Stock was issued.

1.16 “Original NCPS Issue Price” means, with respect to any share of Non-Convertible Preferred Stock, $1,000 (subject to appropriate adjustment in the event of any stock dividend (other than pursuant to Subsection 2.2), stock split, combination, or other similar recapitalization with respect to the Non-Convertible Preferred Stock).

1.17 “Requisite NCPS Majority” means (i) for so long as the NCPS Lead Investors hold, in the aggregate, a majority of the outstanding shares of Non-Convertible Preferred Stock, the holders of at least seventy five percent (75%) of the outstanding shares of Non-Convertible Preferred Stock, including the NCPS Lead Investors (provided, that the consent of a NCPS Lead Investor shall not be required if such NCPS Lead Investor does not hold any outstanding shares of Non-Convertible Preferred Stock); and (ii) for so long as the NCPS Lead Investors hold, in the aggregate, less than a majority of the outstanding shares of Non-Convertible Preferred Stock, the holders of at least fifty percent (50%) of the outstanding shares of Non-Convertible Preferred Stock, including the NCPS Lead Investors (provided, that the consent of a NCPS Lead Investor shall not be required if such NCPS Lead Investor no longer holds at least 62,500 shares of Non-Convertible Preferred Stock).

2. Dividends.

2.1 Accrual. Dividends on each share of Non-Convertible Preferred Stock shall (i) accrue on a daily basis from and including Original NCPS Issuance Date, whether or not declared and whether or not the Corporation has assets legally available to make payment thereof, at a rate equal to the NCPS Dividend Rate as further specified in this Subsection 2.1, and (ii) shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Original NCPS Issuance Date. The amount of dividends accruing with respect to any share of Non-Convertible Preferred Stock for any day shall be determined by dividing (a) the Implied Quarterly Dividend Amount as

Exhibit A - 2

of such day by (b) the actual number of days in the Dividend Payment Period in which such day falls. The amount of dividends payable with respect to any share of Non-Convertible Preferred Stock for any Dividend Payment Period shall equal the sum of the daily dividend amounts accrued in accordance with the prior sentence of this Subsection 2.1 with respect to such share during such Dividend Payment Period.

2.2 Payment. With respect to any Dividend Payment Date, the Corporation shall declare and pay dividends on each outstanding share of Non-Convertible Preferred Stock in cash (a “Cash Dividend”); provided that, with respect to any Dividend Payment Date on or prior to the sixth (6th) anniversary of the Original NCPS Issuance Date, no Cash Dividends shall be paid, and instead the dollar amount of each such dividend per share of Non-Convertible Preferred Stock (whether or not declared) that has accrued on such share in respect of the Dividend Payment Period ending on, but excluding, such Dividend Payment Date, shall be added, effective immediately before the close of business on such Dividend Payment Date, to the NCPS Liquidation Preference of such share of Non-Convertible Preferred Stock. Such addition shall occur automatically, without the need for any action on the part of the Corporation or any other person. With respect to any Dividend Payment Date after the sixth (6th) anniversary of the Original NCPS Issuance Date, dividends on each outstanding share of Non-Convertible Preferred Stock shall, unless prohibited by law, be declared and paid only as a Cash Dividend; provided that, for the avoidance of doubt, if the Board of Directors fails to declare or the Corporation fails to pay such Cash Dividends, the amount of such Cash Dividends shall continue to accrue and the Board of Directors shall declare and the Corporation shall pay such Cash Dividends as soon as practicable after the prohibition at law has ceased to apply. Any dividends added to the NCPS Liquidation Preference of any share of Non-Convertible Preferred Stock pursuant to this Subsection 2.2 will be deemed to be “declared” and “paid” on such share of Non-Convertible Preferred Stock for all purposes of this Exhibit A.

2.3 Arrearages. Dividends shall accumulate from the most recent date through which dividends shall have been paid, or, if no dividends have been paid, from the Original NCPS Issuance Date.

2.4 Record Date. Dividends shall be paid pro rata to the holders of shares of Non-Convertible Preferred Stock entitled thereto. The record date for payment of dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date, and the record date for payment of any Accrued Dividends that were not declared and paid on any relevant Dividend Payment Date will be the close of business on the date that is established by the Board of Directors, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such dividends are paid.

2.5 Priority of Dividends. No dividend shall be made with respect to the Preferred Stock or Common Stock unless dividends on the Non-Convertible Preferred Stock have been declared in accordance with the preferences stated herein and all declared and payable dividends on the Non-Convertible Preferred Stock (including any Accrued Dividends on the Non-Convertible Preferred Stock that are then in arrears) have been paid or set aside for payment to the holders of Non-Convertible Preferred Stock. The holders of Non-Convertible Preferred Stock can waive any dividend preference that they shall be entitled to receive under this Section 2 upon the affirmative vote or written consent of the Requisite NCPS Majority. For the avoidance of doubt, following the payment of all Cash Dividends due pursuant to Subsection 2.2 above, no share of Non-Convertible Preferred Stock shall be entitled to any dividends described in Subsection 1.2 of Part B of Article Fourth.

Exhibit A - 3

3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

3.1 Preferential Payments to Holders of Non-Convertible Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Non-Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Non-Convertible Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, before any payment shall be made to the holders of Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) 110% multiplied by the Original NCPS Issue Price, or (ii) the NCPS Liquidation Preference plus the Accrued Dividends on such share that are unpaid as of such time (the amount payable pursuant to this sentence is hereinafter referred to as the “NCPS Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Non-Convertible Preferred Stock the full amount to which they shall be entitled under this Subsection 3.1, the holders of shares of Non-Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.2 Payments to Holders of Preferred Stock and Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Non-Convertible Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Preferred Stock and Common Stock, in accordance with the provisions of Article Fourth of the Certificate of Incorporation.

3.3 Effecting a Deemed Liquidation Event. In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b) of Part B of Article Fourth, if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Non-Convertible Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right to require the redemption of their shares of Non-Convertible Preferred Stock, and (ii) if any such holder so requests in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the Available Proceeds, on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Non-Convertible Preferred Stock held by such holder at a price per share equal to the NCPS Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Non-Convertible Preferred Stock that the holders there of have elected to redeem pursuant to the preceding sentence, the Corporation shall ratably redeem each such holder’s shares of Non-Convertible Preferred Stock to the fullest extent of such Available Proceeds based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 3.3, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

4. Voting.

4.1 General. The Non-Convertible Preferred Stock shall have no voting rights, except as set forth in this Section 4 or as otherwise provided in the Certificate of Incorporation or required by the General Corporation Law.

Exhibit A - 4

4.2 Election of Directors.

4.2.1 After the sixth (6th) anniversary of the Original NCPS Issuance Date. If, at the sixth (6th) anniversary of the Original NCPS Issuance Date, (i) the Corporation has not undertaken an IPO and (ii) at least 125,000 shares of Non-Convertible Preferred Stock remain outstanding (as appropriately adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Non-Convertible Preferred Stock that occur after the Original NCPS Issuance Date), the authorized number of directors then constituting the Board of Directors shall be automatically increased by one (1), and the holders of shares of Non-Convertible Preferred Stock shall be entitled elect, by a majority of the votes cast, one (1) director of the Corporation (the “NCPS Director”) to fill such newly created directorship.

4.2.2 Removal; Vacancies. Any director elected as provided in Subsection 4.2.1 may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Non-Convertible Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the holders of shares of Non-Convertible Preferred Stock fail to elect the NCPS Director pursuant to Subsection 4.2.1, then any directorship not so filled shall remain unfilled until such time as the holders of Non-Convertible Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of Non-Convertible Preferred Stock. At any meeting held for the purpose of electing the NCPS Director, the presence in person or by proxy of the holders of a majority of the outstanding shares of Non-Convertible Preferred Stock shall constitute a quorum for the purpose of electing such director.

4.3 NCPS Protective Provisions. At any time when any shares of Non-Convertible Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, conversion or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the Requisite NCPS Majority, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

4.3.1 create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock ranking pari passu with or senior to any Non-Convertible Preferred Stock (“New Senior Preferred”) with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or the right of redemption; provided, that the written consent or affirmative vote of the Requisite NCPS Majority shall not be required solely for (a) the authorization of customary blank-check Preferred Stock (other than New Senior Preferred) in connection with an IPO or (b) the designation or use of such customary blank-check Preferred Stock (other than New Senior Preferred) solely in connection with a customary stockholder rights plan;

4.3.2 (i) liquidate, dissolve or wind-up the business and affairs of the Corporation, or (ii) effect any Deemed Liquidation Event if all or any part of the consideration payable in connection therewith to holders of Non-Convertible Preferred Stock is other than in cash unless all outstanding shares of Non-Convertible Preferred Stock are redeemed in accordance with Section 5 at or immediately following the effective time or closing of the Deemed Liquidation Event;

4.3.3 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation or any of its non-wholly owned subsidiaries (or convertible debt or securities convertible into shares of capital stock of the Corporation or any of its non-wholly owned subsidiaries) other than (i) redemption of or dividends or distributions on Non-Convertible Preferred Stock as expressly authorized herein, (ii) dividends

Exhibit A - 5

or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) repurchases, or deemed repurchases, of stock in connection with the net settlement, cashless exercise or other share withholding by the Corporation in relation to the award, vesting, settlement, exercise, exchange or termination of equity awards of the Corporation issued or granted to employees, officers, directors, consultants or other persons who performed services for the Corporation in accordance with the Corporation’s equity award or equity incentive plan(s);

4.3.4 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation (except that the Corporation may enter into any joint ventures that in the aggregate have assets equal to 10% or less of the consolidated total assets of the Corporation, with such measurement conducted at the initial capitalization of any such joint venture), or sell, transfer or otherwise dispose of any capital stock (except with respect to joint ventures permissible pursuant to this subsection or director qualifying shares or any similar requirement as may be required under applicable laws) of any direct or indirect subsidiary of the Corporation to a person other than a wholly-owned (either directly or through one or more other subsidiaries) subsidiary of the Corporation that is material, individually or in the aggregate, to the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of any assets or intellectual property of such subsidiary to a person other than a wholly-owned (either directly or through one or more other subsidiaries) subsidiary of the Corporation if such assets or intellectual property are material, individually or in the aggregate, to the Corporation (other than a Deemed Liquidation Event for which the approval of the Requisite NCPS Majority is not required under Subsection 4.3.2);

4.3.5 enter into or be a party to any transaction with any stockholder, director or officer of the Corporation or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of any such person, except for transactions made (i) in the ordinary course of business and pursuant to reasonable requirements of the Corporation’s business or (ii) upon fair and reasonable terms that are approved by the majority of independent or disinterested members of the Board of Directors;

4.3.6 incur, assume or guarantee or authorize the incurrence, assumption or guarantee of indebtedness, create or issue or authorize the creation or issuance of any debt security (including convertible debt), amend or modify the terms of any indebtedness or debt security (including convertible debt), or permit any subsidiary to take any such action with respect to indebtedness or the creation, issuance or authorization of any debt security (including convertible debt), if, in each case, (i) the aggregate indebtedness of the Corporation and its subsidiaries following such action would exceed $500,000,000; provided, that for the purposes of this clause (i), indebtedness shall not include (x) customary trade payables incurred in the ordinary course of business, (y) leases that are required to be recorded as financing leases under GAAP and letters of credit for real estate leases in each case and that are entered into in the ordinary course and (z) customer conversion programs entered into in the context of an acquisition in accordance with past practice, or (ii) such indebtedness or debt security would adversely affect or impair the rights, preferences or privileges of the Non-Convertible Preferred Stock or would violate Section 5.15 of the Investors’ Rights Agreement dated as of October 3, 2022 between, among others, the Corporation and the NCPS Lead Investors, other than, in each case, in a transaction in which all outstanding shares of Non-Convertible Preferred Stock are redeemed in accordance with Section 5 at or immediately following the consummation of such transaction. For the avoidance of doubt, until the earlier of (1) the repayment of such credit facilities in accordance with that certain Non-Convertible Preferred Stock Purchase Agreement between, among others, the Corporation and the NCPS Lead Investors (as

Exhibit A - 6

defined in Exhibit A), dated on or around the date of filing of this Amended and Restated Certificate of Incorporation (the “NCPS Stock Purchase Agreement”) and (2) 45 days after September 30, 2022, the indebtedness outstanding under the Corporation’s existing credit facilities as of September 30, 2022 shall not count towards the $500,000,000 threshold set forth in clause (i);

4.3.7 amend, alter or repeal (by merger or otherwise) any provision of (i) this Exhibit A or (ii) the Certificate of Incorporation or the Bylaws in a manner that adversely affects the powers, preferences or rights of the Non-Convertible Preferred Stock;

4.3.8 increase the authorized number of shares of Non-Convertible Preferred Stock;

4.3.9 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Non-Convertible Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Non-Convertible Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Non-Convertible Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Non-Convertible Preferred Stock in respect of any such right, preference or privilege; or

4.3.10 (a) enter into, be a party to or effect any transaction, including any reorganization, recapitalization, reclassification, conversion, consolidation or merger, involving the Corporation or any subsidiary thereof or (b) take any other action, in each case of the foregoing clauses (a) and (b), (i) in which the rights, preferences or privileges of the Non-Convertible Preferred Stock are impaired or adversely affected or (ii) otherwise to avoid or attempt to avoid the observance or performance of any of the terms to be observed or performed under the Certificate of Incorporation in respect of the Non-Convertible Preferred Stock or that would have the effect of materially impairing the rights of any holder of Non-Convertible Preferred Stock (solely as a holder of a Non-Convertible Preferred Stock) other than, in each case, a transaction in which all outstanding shares of Non-Convertible Preferred Stock are redeemed in accordance with Section 5 at or immediately following the effective time or closing of such transaction.

5. Redemption.

5.1 Redemption at the Option of the Corporation.

5.1.1 The Corporation shall have the right (the “Redemption Right”) to redeem, at any time, in whole or, from time to time in part, the shares of Non-Convertible Preferred Stock of any holder outstanding at such time at a redemption price per share equal to the NCPS Liquidation Amount (such price, the “Redemption Price”). Notwithstanding the foregoing, the Corporation will not exercise the Redemption Right, or otherwise send a Notice of Redemption in respect of the redemption of, any Non-Convertible Preferred Stock pursuant to this Subsection 5 unless (i) the Corporation has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Non-Convertible Preferred Stock called for redemption, and (ii) the Redemption Right is being exercised in respect of shares of Non-Convertible Preferred Stock having an aggregate Redemption Price of at least $50 million, unless the total number of outstanding shares of Non-Convertible Preferred Stock have an aggregate Redemption Price of less than $50 million, in which case, the Corporation shall exercise its Redemption Right in respect of all outstanding shares of Non-Convertible Preferred Stock. The Redemption Price shall be payable in

Exhibit A - 7

cash. If fewer than all of the shares of Non-Convertible Preferred Stock then outstanding are to be redeemed pursuant to this Subsection 5.1, then such redemption shall occur on a pro rata basis with respect to all holders of Non-Convertible Preferred Stock based on the total number of shares of Non-Convertible Preferred Stock then held by such holder relative to the total number of shares of Non-Convertible Preferred Stock then outstanding.

5.1.2 To exercise the Redemption Right pursuant to this Subsection 5.1, the Corporation shall deliver written notice thereof (a “Notice of Redemption”) to the holders of Non-Convertible Preferred Stock and the Corporation’s transfer agent (if any) at least 15 Business Days prior to the date designated therein for such redemption (the “Redemption Date”). Upon receipt of such Notice of Redemption, each holder of certificated shares Non-Convertible Preferred Stock specified to be redeemed by the Corporation shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. A Notice of Redemption may, at the Corporation’s discretion, be subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such Notice of Redemption shall describe each such condition, and such Notice of Redemption may be rescinded (and any shares previously surrendered shall be returned) in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business immediately preceding the relevant Redemption Date. All rights with respect to the shares of Non-Convertible Preferred Stock redeemed pursuant to this Subsection 5.1, including the rights, if any, to receive notices and vote, will terminate upon the Redemption Price being paid in full in respect of such shares (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time). As soon as practicable after the applicable Redemption Date and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for the redeemed Non-Convertible Preferred Stock, the Corporation shall deliver or cause to be delivered to each former holder of redeemed shares of Non-Convertible Preferred Stock cash by wire transfer in an amount equal to the Redemption Price for such shares.

5.2 Partial Redemption. In the event that the Redemption Right is exercised with respect to shares of Non-Convertible Preferred Stock representing less than all the shares of Non-Convertible Preferred Stock held by a holder, upon such redemption, the Corporation shall execute and the Corporation’s transfer agent shall countersign and deliver to such holder, at the expense of the Corporation, a certificate representing the shares of Non-Convertible Preferred Stock held by the holder as to which a Redemption Right was not exercised (or book-entry interests representing such shares).

6. Status of Redeemed Shares. Any shares of Non-Convertible Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Non-Convertible Preferred Stock accordingly. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Non-Convertible Preferred Stock following redemption.

7. Waiver. Any of the rights, powers, preferences and other terms of the Non-Convertible Preferred Stock set forth herein may be waived on behalf of all holders of Non-Convertible Preferred Stock by the affirmative written consent or vote of the holders of the Requisite NCPS Majority.

Exhibit A - 8

8. Notices. Any notice required or permitted by the provisions of this Exhibit A to be given to a holder of shares of Non-Convertible Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

9. Corporate Opportunity. The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Non-Convertible Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

10. Warrants. For the avoidance of doubt, all warrants to purchase Common Stock issued pursuant to or in connection with the NCPS Stock Purchase Agreement shall be deemed to be Options for all purposes of the Certificate of Incorporation.

Exhibit A - 9